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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC   20549
                              ___________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             HOTEL DISCOVERY, INC.
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             (Exact name of registrant as specified in its charter)


              Minnesota                                 31-1487885
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



7701 France Avenue South, Suite 217
         Edina, Minnesota                                 55435
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(Address of principal executive offices)                (Zip Code)






If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-34235

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                     Name of Each Exchange on Which
to be so Registered                     Each Class is to be Registered
-------------------                     ------------------------------
None.

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.01 par value
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                               (Title of Class)

            Class A Warrants to purchase one share of Common Stock
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                               (Title of Class)

        Units, consisting of one share of Common Stock, $.01 par value, and one Class A Warrant to purchase one share of Common Stock
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                                (Title of Class)


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ITEM 1. SECURITIES TO BE REGISTERED

     There are an aggregate of 2,875,000 Units issued and outstanding. The balance of the information required by Item 1 is incorporated herein by reference to the section entitled "Description of Securities" in the prospectus portion of the registration statement on Form SB-2 of the Registrant, Registration No. 333-34235, which Registration Statement shall be deemed to be incorporated by reference herein.

     There are an aggregate of 7,899,289 shares of Common Stock, $.01 par value per share, issued and outstanding. The balance of the information required by
Item 1 is incorporated herein by reference to the section entitled "Description of Securities" in the prospectus portion of the registration statement on Form SB-2 of the Registrant, Registration No. 333-34235.

     There are an aggregate of 2,875,000 Class A Warrants issued and outstanding, expiring on the fourth anniversary of the date of effectiveness of the Registrant's registration statement on Form SB-2, Registration No. 333-34235. Such warrants are exercisable for an aggregate of 2,875,000 shares of the Registrant's Common Stock at an exercise price of $6.50 per Warrant.
The exercise price, and the number of shares of Common Stock purchasable upon exercise of the Warrants, will be adjusted proportionately in the event of a stock dividend or stock split or reclassification. The balance of the information required by Item 1 is incorporated herein by reference to the section entitled "Description of Securities" in the prospectus portion of the registration statement on Form SB-2 of the Registrant, Registration No. 333-34235.



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ITEM 2.  EXHIBITS

     I.  1.    Articles of Incorporation, incorporated by reference to Exhibit
               3.1 to the Registrant's Registration Statement on Form SB-2,
               Registration No. 333-34235, as filed on August 22, 1997.



         2. By-laws, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2,
               Registration No. 333-34235, as filed on August 22, 1997.

    II.  Not applicable.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                Hotel Discovery, Inc.


                                                By: /s/ Stephen D. King
                                                   ----------------------------
                                                    Stephen D. King
                                                    Chief Executive Officer


Dated: October 20, 1997



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